UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017 (August 11, 2017)

FRED’S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 11, 2017, Fred’s, Inc. (the “Company”) entered into an Amended and Restated Cooperation Agreement (the “Amended and Restated Cooperation Agreement”) with Alden Global Capital LLC, Strategic Investment Opportunities LLC, and Heath B. Freeman (collectively, “Alden”) regarding the membership and composition of the Company’s Board of Directors (the “Board”) and related matters. The Company and Alden previously entered into a Cooperation Agreement, dated April 21, 2017, as described on the Company’s Form 8-K filed on April 24, 2017. Among other things, the Amended and Restated Cooperation Agreement provides that:

•	the Board has appointed Heath B. Freeman to the Board as of the next regular Board meeting (and in any event no later than August 29, 2017);

•
the Board will have the right to increase the size of the Board to 11 members to accommodate additional directors approved by the Board, and the Company will not be required to offer Alden any additional directorships if the size of the Board is expanded; and

•
either the Company or Alden may terminate the Amended and Restated Cooperation Agreement after the earlier of March 1, 2019 and the date that is 15 business days’ prior to the deadline for the submission of shareholder nominations for the Company’s 2019 annual meeting of shareholders.

The foregoing summary of the Amended and Restated Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Cooperation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 5.02.      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)

Appointment of Heath B. Freeman

Pursuant to the Amended and Restated Cooperation Agreement, Heath B. Freeman was appointed to the Board as of the next regular Board meeting (and in any event no later than August 29, 2017). Mr. Freeman is the President and a Founding Member, of Alden Global Capital LLC, a New York-based investment firm focused on deep value, catalyst driven investing. He has been with the firm since its founding in 2007, and has been its President since 2014. Mr. Freeman currently serves as Vice Chairman of MediaNews Group, Inc. (‘MNG”), the second largest newspaper business in the United States by circulation, owning newspapers such as The Denver Post, San Jose Mercury News and Orange County Register. At MNG he leads the strategic review committee and serves on the compensation committee. Mr. Freeman is a co-founder and serves on the board of SLT Group, Inc. a private boutique fitness business founded in 2011. In addition, Mr. Freeman also co-founded City of Saints Coffee Roasters in 2013, a third wave coffee roaster, wholesaler and retailer. Prior to Alden, Mr. Freeman worked as an Investment Analyst at Smith Management, a private investment firm. Mr. Freeman began his career as an analyst at Peter J. Solomon Company, a boutique investment bank with a focus on Retail and Consumer, where he worked on mergers and acquisitions, restructurings and refinancing assignments. Currently, Mr. Freeman serves as Chairman of the Advisory Board for Jewish Life at Duke University's Freeman Center. He is a graduate of Duke University.

The Board determined that Mr. Freeman does not have any relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of The NASDAQ Stock Market LLC and the U.S. Securities and Exchange Commission (the “SEC”). Mr. Freeman will receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines.

Except as described above in connection with the Amended and Restated Cooperation Agreement, Mr. Freeman was not appointed as a director pursuant to any arrangement or understanding with any person, or is a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01        REGULATION FD DISCLOSURE.

On August 14, 2017, the Company issued a press release announcing the Amended and Restated Cooperation Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Cooperation Agreement, dated August 11, 2017, by and between Fred’s, Inc., Alden Global Capital LLC, Strategic Investment Opportunities LLC, and Heath B. Freeman.
99.1	Press Release of Fred’s, Inc., dated August 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S, INC.
(Registrant)

Date: August 14, 2017	By:	/s/ Jason Jenne
	Name:	Jason Jenne
	Title:	Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

10.1	Amended and Restated Cooperation Agreement, dated August 11, 2017, by and between Fred’s, Inc., Alden Global Capital LLC, Strategic Investment Opportunities LLC, and Heath B. Freeman.
99.1	Press Release of Fred’s, Inc., dated August 14, 2017.